UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

MW BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55356	47-2259704
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2110 Beechmont Avenue
Cincinnati, Ohio	45230
(Address of principal executive offices)	(Zip Code)

(513) 231-7871

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors appointed Jill M. Ulrich, Certified Public Accountant, as Senior Vice President and Chief Financial Officer for MW Bancorp and Mt. Washington Savings Bank, effective April 6, 2015. Ms. Ulrich, age 49, has served since 2001 as Vice President and Controller at National Bank and Trust Company, a wholly-owned bank subsidiary of NB&T Financial Group, Inc. Ms. Ulrich has worked in the banking industry since 1988. She obtained her bachelor’s degree in accounting from Miami University.

MW Bancorp’s Chief Financial Officer, Shelly Alltop was appointed by the Board of Directors to the additional role of Chief Operating Officer in October 2014. Effective April 6, 2015, Ms. Alltop will focus solely on her role as Chief Operating Officer, whereby her responsibilities will be primarily to increase deposit market share as well as Information Technology compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MW BANCORP, INC.

Date: April 6, 2015	By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer